UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2014

POSITIVEID CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 201 DELRAY BEACH, FLORIDA	33445
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 16, 2014, Lyle L. Probst, was appointed President of PositiveID Corporation (the “Company”). Mr. Probst, age 43, who has 15 years of management experience with large bio-detection programs and products, joined PositiveID in 2011 at the time that PositiveID acquired Microfluidic Systems, based in Pleasanton, CA.

Before joining Microfluidic Systems, Mr. Probst directed bio-detection programs at Lawrence Livermore National Laboratory (“LLNL”). While he was at LLNL, he managed a series of programs such as the Department of Homeland Security Science & Technology BAND (Bioagent Autonomous Networked Detector) program, and the development and deployment of BioWatch Generation 1 at LLNL, and was principal investigator/developer of the high-throughput BioWatch mobile laboratory at SAIC. Mr. Probst was previously the Director of Capillary Electrophoresis and Director of Chemistries at the Joint Genome Institute. He holds a B.S. in Biology and an M.B.A in Executive Management.

Family Relationships

No family relationship has ever existed between Mr. Probst and the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Compensation

Mr. Probst and the Company have not entered into an employment agreement as a result of Mr. Probsts’s appointment as the President of the Company. Mr. Probst’s base salary is $200,000 per year.

Item 8.01	Other Events

On April 21, 2014, the Company issued a press release announcing the appointment of Mr. Probst, a copy of which is attached to this Report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated April 21, 2014 announcing Mr. Probst’s appointment as PositiveID Corporation’s President

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PositiveID Corporation

Date: April 21, 2014

	By:	/s/ William J. Caragol
William J. Caragol Chief Executive Officer

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